Exhibit 99.2 Second Quarter 2021 Earnings Results Presentation July 13, 2021Exhibit 99.2 Second Quarter 2021 Earnings Results Presentation July 13, 2021

Results Snapshot

Goldman Sachs

Net Revenues	
2Q21	$15.39 billion
2Q21 YTD	$33.09 billion

Net Earnings	
2Q21	$5.49 billion
2Q21 YTD	$12.32 billion

EPS	
2Q21	$15.02
2Q21 YTD	$33.64

Annualized ROE[1]	
2Q21	23.7%
2Q21 YTD	27.3%

Annualized ROTE[1]	
2Q21	25.1%
2Q21 YTD	28.9%

Book Value	
BVPS	$264.90
YTD Growth	12.2%

Highlights

- Second highest firmwide quarterly net revenues, net earnings & EPS
- Record Consumer & Wealth Management net revenues
- #1 in M&A and Equity and equity-related offerings[2]
  Record Investment Banking backlog[3]
- Record Firmwide AUS[3,4]
  Record Firmwide Management and other fees
- Record Asset Management net revenues
- Dividend increase of 60% to $2.00 per common share beginning in 3Q21

1

Macro Perspectives

Macro Factors

- GDP Growth Amid Continued Reopenings
- Accommodative Monetary & Fiscal Policy
- Inflation Pickup Expected to be Temporary
- Delta Variant & Uneven Vaccination Rates Create Uncertainty

Economic Fundamentals

Economic Growth Expected in 2021 and 2022		
GDP Growth: 2021 | 2022	U.S. +6.8% | +4.7%	Global +6.6% | +4.8%
Improving Fundamentals in 2Q21		
Consumer Spending Rebounding	CEO Confidence Improving	U.S. Unemployment Declining

Continued Rise in Equity Markets	Lower Government Bond Yields	Moderation in Trading Volumes and Volatility
S&P 500: +8% in 2Q21 MSCI World: +7% in 2Q21	10-Yr UST: ~(30)bps QoQ 10-Yr U.K. Gilt: ~(15)bps QoQ	NYSE Volumes: (30)% QoQ Avg. VIX: (22)% QoQ

2021 and 2022 estimated real gross domestic product (GDP) growth per Goldman Sachs Research

2

Financial Overview

Financial Results

$ in millions, except per share amounts	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
Investment Banking	$ 3,609	-4%	36%	$ 7,380	52%
Global Markets	4,900	-35%	-32%	12,481	1%
Asset Management	5,132	11%	144%	9,746	386%
Consumer & Wealth Management	1,747	1%	28%	3,485	22%
Net revenues	$ 15,388	-13%	16%	$ 33,092	50%
Provision for credit losses	(92)	N.M.	N.M.	(162)	N.M.
Operating expenses	8,640	-8%	-17%	18,077	7%
Pre-tax earnings	6,840	-18%	430%	15,177	475%
Net earnings	5,486	-20%	N.M.	12,322	677%
Net earnings to common	$ 5,347	-20%	N.M.	$ 12,058	813%
Diluted EPS	$ 15.02	-19%	N.M.	$ 33.64	819%
ROE[1]	23.7%	-7.3pp	22.7pp	27.3%	24.0pp
ROTE[1]	25.1%	-7.8pp	24.1pp	28.9%	25.4pp
Efficiency Ratio[3]	56.1%	2.8pp	-22.2pp	54.6%	-22.0pp

Financial Overview Highlights

- 2Q21 results included EPS of $15.02 and ROE of 23.7%
  - 2Q21 net revenues were higher YoY, reflecting significantly higher net revenues in Asset Management, Investment Banking and Consumer & Wealth Management, partially offset by significantly lower net revenues in Global Markets
  - 2Q21 provision for credit losses was a net benefit of $92 million, including a reserve reduction driven by improvements in the broader economic backdrop (across all segments), partially offset by provisions related to portfolio growth (primarily in credit card loans)
  - 2Q21 operating expenses were lower YoY, due to significantly lower net provisions for litigation and regulatory proceedings (primarily in Investment Banking and Global Markets), partially offset by higher compensation and benefits expenses
- Strong first half performance as 2Q21 YTD results included EPS of $33.64 and ROE of 27.3%

Net Revenues by Segment ($ in millions)



$13,295
$1,361
$2,101
$7,176
$2,657
$17,704
$1,738
$4,614
$7,581
$3,771
$15,388
$1,747
$5,132
$4,900
$3,609
2Q20
1Q21
2Q21
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

3

Goldman Sachs

Investment Banking

Financial Results

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
Financial advisory	$ 1,257	13%	83%	$ 2,374	62%
Equity underwriting	1,243	-21%	18%	2,812	96%
Debt underwriting	950	8%	-4%	1,830	16%
Underwriting	2,193	-10%	7%	4,642	54%
Corporate lending	159	-22%	N.M.	364	-1%
Net revenues	3,609	-4%	36%	7,380	52%
Provision for credit losses	(107)	N.M.	N.M.	(270)	N.M.
Operating expenses	1,955	5%	-28%	3,818	-1%
Pre-tax earnings	$ 1,761	-15%	N.M.	$ 3,832	N.M.
Net earnings	$ 1,413	-17%	N.M.	$ 3,111	N.M.
Net earnings to common	$ 1,393	-17%	N.M.	$ 3,072	N.M.
Average common equity	$ 9,792	-7%	-12%	$ 10,078	-10%
Return on average common equity	56.9%	(6.7)pp	80.8pp	61.0%	66.7pp

Investment Banking Highlights

- 2Q21 net revenues were significantly higher YoY
  - Financial advisory net revenues reflected an increase in completed mergers and acquisitions transactions
  - Underwriting net revenues reflected strong Equity Underwriting performance, primarily from initial public offerings activity, partially offset by significantly lower secondary offerings activity. Debt Underwriting net revenues were slightly lower, reflecting significantly lower investment-grade volumes, partially offset by elevated leveraged finance volumes
  - Corporate lending net revenues primarily reflected higher net interest income
- Overall backlog[3] increased significantly vs. year-end and was a record at the end of 2Q21, and increased QoQ across advisory, equity underwriting and debt underwriting

Investment Banking Net Revenues ($ in millions)



$2,657
$990
$1,057
$686
$(76)
2Q20
$3,771
$205
$880
$1,569
$1,117
1Q21
$3,609
$159
$950
$1,243
$1,257
2Q21
Financial advisory
Equity underwriting
Debt underwriting
Corporate lending

4

Global Markets

Goldman Sachs

Financial Results

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
FICC	$ 2,320	-40%	-45%	$ 6,213	-14%
Equities	2,580	-30%	-12%	6,268	22%
Net revenues	4,900	-35%	-32%	12,481	1%
Provision for credit losses	14	N.M.	-92%	(6)	N.M.
Operating expenses	3,373	-19%	-35%	7,558	-6%
Pre-tax earnings	$ 1,513	-56%	-17%	$ 4,929	21%
Net earnings	$ 1,201	-57%	187%	$ 4,002	64%
Net earnings to common	$ 1,121	-59%	268%	$ 3,851	70%
Average common equity	$ 44,430	8%	4%	$ 42,741	4%
Return on average common equity	10.1%	(16.5)pp	7.2pp	18.0%	6.9pp

Global Markets Highlights

- 2Q21 net revenues were significantly lower YoY compared with a very strong 2Q20, corresponding with lower activity in FICC. The prior year period reflected heightened volatility and significant market dislocations
- On a sequential basis, the 2Q21 operating environment was characterized by less favorable market-making conditions and more modest yet solid client activity levels
  - — During the quarter, volatility and interest rates were lower and equity prices were generally higher

Global Markets Net Revenues ($ in millions)



$7,176
$7,581
$4,900
$2,941
$3,688
$2,580
$4,235
$3,893
$2,320
2Q20
1Q21
2Q21
FICC
Equities

5

Global Markets – FICC & Equities

FICC Net Revenues

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
FICC intermediation	$ 1,897	-45%	-50%	$ 5,348	-15%
FICC financing	423	-4%	-6%	865	-2%
FICC	$ 2,320	-40%	-45%	$ 6,213	-14%

Equities Net Revenues

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
Equities intermediation	$ 1,765	-32%	-20%	$ 4,351	17%
Equities financing	815	-26%	10%	1,917	36%
Equities	$ 2,580	-30%	-12%	$ 6,268	22%

FICC Highlights

- 2Q21 net revenues were significantly lower YoY
  - FICC intermediation net revenues reflected significantly lower net revenues in interest rate products, credit products and commodities, and lower net revenues in mortgages and currencies
  - FICC financing net revenues were lower, reflecting lower net revenues from repurchase agreements, partially offset by higher net revenues from mortgage lending

Equities Highlights

- 2Q21 net revenues were lower YoY
  - Equities intermediation net revenues reflected significantly lower net revenues in cash products and lower net revenues in derivatives
  - Equities financing net revenues reflected higher average client balances
- Record average Prime balances in 2Q21

6

Asset Management

Financial Results

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
Management and other fees	$ 727	5%	6%	$ 1,420	7%
Incentive fees	78	86%	129%	120	-36%
Equity investments	3,717	19%	302%	6,837	658%
Lending and debt investments	610	-20%	33%	1,369	N.M.
Net revenues	5,132	11%	144%	9,746	386%
Provision for credit losses	(65)	N.M.	N.M.	(12)	N.M.
Operating expenses	1,943	3%	46%	3,833	52%
Pre-tax earnings	$ 3,254	22%	553%	$ 5,925	N.M.
Net earnings	$ 2,620	20%	269%	$ 4,810	N.M.
Net earnings to common	$ 2,592	20%	279%	$ 4,757	N.M.
Average common equity	$ 25,410	3%	32%	$ 25,092	23%
Return on average common equity	40.8%	5.6pp	26.6pp	37.9%	43.5pp

Asset Management Highlights

- 2Q21 net revenues more than doubled YoY
  - Management and other fees included higher average AUS and higher other fees, partially offset by fee waivers on money market funds
  - Equity investments produced record net revenues, with the YoY increase primarily driven by significantly higher net gains from investments in private equities, driven by company-specific events, including capital raises and sales, and improved corporate performance versus a challenging 2Q20
    - Private: 2Q21 ~$2,815 million, compared to 2Q20 ~$290 million
    - Public: 2Q21 ~$900 million, compared to 2Q20 ~$635 million
  - Lending and debt investments net revenues primarily reflected higher net interest income

Asset Management Net Revenues ($ in millions)



$2,101
$459
$924
$684
$34
2Q20
$4,614
$759
$3,120
$693
$42
1Q21
$5,132
$610
$3,717
$727
$78
2Q21
Management and other fees
Incentive fees
Equity investments
Lending and debt investments

7

Asset Management – Asset Mix

Equity Investments of $21 billion[4]

$17 Billion Private, $4 Billion Public

By Vintage	
42%	2018-present
32%	2015-2017
26%	2014 or earlier

By Region	
53%	Americas
26%	Asia
21%	EMEA



By Industry
29%
19%
17%
12%
8%
8%
7%
TMT
Financials
Real Estate
Healthcare
Natural Resources & Utilities
Other
Industrials

Real Estate: Mixed Use 5%, Office 4%, Multifamily 3%, Other 5%

Lending and Debt Investments of $31 billion[4]

$16 billion
Loans

$15 billion
Debt Investments



Loan Portfolio
87%
13%
Secured
Unsecured

Consolidated Investment Entities[5] of $18 billion[4]

Funded with liabilities of ~$10 billion[5]

By Vintage	
69%	2018-present
29%	2015-2017
2%	2014 or earlier

By Region	
63%	Americas
12%	Asia
25%	EMEA



By Asset Class
25%
24%
13%
12%
10%
7%
5%
4%
Multifamily
Office
Senior Housing
Other
Industrials
Student Housing
Retail
Hospitality

By Accounting Classification	
11%	Loans at FV
41%	Loans at amortized cost
48%	Debt investments at FV

By Region	
46%	Americas
21%	Asia
33%	EMEA



By Industry
35%
15%
14%
14%
8%
7%
4%
3%
Real Estate
Industrials
TMT
Other
Healthcare
Financials
Consumers
Natural Resources & Utilities

8

Asset Management – Harvesting Progress of Balance Sheet Equity Portfolio Significant progress in asset sales, offset by mark-ups YTD Rollforward ($ in billions) ~ ~$1. $1.5 5 ~ ~$5. $5.0 0 $21 $20 $20 ~$(5.5) Net Dispositions: ~$(4.0) 6 YE20 Equity Investments Mark-Ups Additions Dispositions 2Q21 Equity Investments 9Asset Management – Harvesting Progress of Balance Sheet Equity Portfolio Significant progress in asset sales, offset by mark-ups YTD Rollforward ($ in billions) ~ ~$1. $1.5 5 ~ ~$5. $5.0 0 $21 $20 $20 ~$(5.5) Net Dispositions: ~$(4.0) 6 YE20 Equity Investments Mark-Ups Additions Dispositions 2Q21 Equity Investments 9

Consumer & Wealth Management

Goldman Sachs

Financial Results

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
Management and other fees	$ 1,109	3%	18%	$ 2,186	15%
Incentive fees	15	-42%	50%	41	-48%
Private banking and lending	260	-2%	68%	524	55%
Wealth management	1,384	1%	25%	2,751	19%
Consumer banking	363	-2%	41%	734	36%
Net revenues	1,747	1%	28%	3,485	22%
Provision for credit losses	66	10%	-79%	126	-74%
Operating expenses	1,369	-9%	14%	2,868	17%
Pre-tax earnings	$ 312	74%	N.M.	$ 491	N.M.
Net earnings	$ 252	71%	N.M.	$ 399	N.M.
Net earnings to common	$ 241	76%	N.M.	$ 378	N.M.
Average common equity	$ 10,459	2%	39%	$ 10,335	42%
Return on average common equity	9.2%	3.9pp	16.1pp	7.3%	9.1pp

Consumer & Wealth Management Highlights

- 2Q21 net revenues were a record and significantly higher YoY
  - Wealth management net revenues primarily reflected the impact of higher average AUS and higher loan balances
  - Consumer banking net revenues reflected higher deposit and credit card balances

Consumer & Wealth Management Net Revenues ($ in millions)



$1,361
$258
$155
$10
$938
$1,738
$371
$264
$26
$1,077
$1,747
$363
$260
$15
$1,109
2Q20
1Q21
2Q21
Management and other fees
Incentive fees
Private banking and lending
Consumer banking

10

Asset Management and Consumer & Wealth Management Details

Firmwide Assets Under Supervision[3,4]

$ in billions	2Q21	1Q21	2Q20
Asset Management	$ 1,633	$ 1,567	$ 1,499
Consumer & Wealth Management	672	637	558
Firmwide AUS	**$ 2,305**	$ 2,204	$ 2,057

Firmwide Management and Other Fees/Incentive Fees

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
Asset Management	$ 727	5%	6%	$ 1,420	7%
Consumer & Wealth Management	1,109	3%	18%	2,186	15%
Total Management and other fees	**$ 1,836**	4%	13%	**$ 3,606**	12%
Asset Management	$ 78	86%	129%	$ 120	-36%
Consumer & Wealth Management	15	-42%	50%	41	-48%
Total Incentive fees	**$ 93**	37%	111%	**$ 161**	-40%

Highlights[3,4]

- Firmwide AUS increased $101 billion during the quarter to a record $2.31 trillion, as Asset Management AUS increased $66 billion and Consumer & Wealth Management AUS increased $35 billion
  - — Long-term net inflows of $22 billion, primarily driven by fixed income and alternative assets
  - — Liquidity products net inflows of $16 billion
  - — Net market appreciation of $63 billion, primarily driven by equity and fixed income assets
- Firmwide Management and other fees increased 13% YoY to a record $1.84 billion

2Q21 AUS Mix[3,4]



Asset Class
40%
27%
24%
9%
Fixed income
Liquidity products
Equity
Alternative investments
Distribution Channel
36%
35%
29%
Third-party distributed
Institutional
Wealth management
Region
78%
14%
8%
Americas
EMEA
Asia
Vehicle
55%
33%
12%
Separate accounts
Public funds
Private funds and other

11

Net Interest Income and Loans

Net Interest Income by Segment ($ in millions)



$944
$397
$629
$(75)
$(7)
$1,482
$638
$183
$561
$100
$1,629
$645
$118
$742
$124
2Q20
1Q21
2Q21
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

Loans[4]

$ in billions	2Q21		1Q21		2Q20	
Corporate	$	48	$	48	$	59
Wealth management		40		36		28
Commercial real estate		20		21		17
Residential real estate		12		9		5
Installment		3		3		5
Credit cards		5		4		2
Other		6		4		5
Allowance for loan losses		(3)		(4)		(4)
Total Loans	$	131	$	121	$	117

Metrics

2.7%
ALLL to Total Gross Loans, at Amortized Cost

2.0%
ALLL to Gross Wholesale Loans, at Amortized Cost

13.0%
ALLL to Gross Consumer Loans, at Amortized Cost

Net Interest Income Highlights

- 2Q21 net interest income increased 73% YoY
- The YoY increase in net interest income reflected lower funding expenses due to lower rates and a continued shift to lower cost deposit funding, and an increase in interest-earning assets

Lending Highlights

- Total loans increased $10 billion, up 8% QoQ, primarily reflecting growth in wealth management, residential real estate (primarily in warehouse lending), and credit card loans
- Total allowance was $4.09 billion (including $3.27 billion for funded loans), down ~$0.14 billion QoQ
  - $2.81 billion for wholesale loans, $1.28 billion for consumer loans
- Provision for credit losses was a net benefit of $92 million in 2Q21, compared with net provisions of $1.59 billion in 2Q20
- 2Q21 net charge-offs of $48 million for an annualized net charge-off rate of 0.2%, down 10bps QoQ
  - Wholesale annualized net charge-off rate of 0.0%, down 10bps QoQ
  - Consumer annualized net charge-off rate of 2.8%, down 30bps QoQ

12

Expenses

Goldman Sachs

Financial Results

$ in millions	2Q21	vs. 1Q21	vs. 2Q20	2Q21 YTD	vs. 2Q20 YTD
Compensation and benefits	$ 5,263	-13%	18%	$ 11,306	47%
Transaction based	1,125	-10%	11%	2,381	16%
Market development	115	44%	29%	195	-19%
Communications and technology	371	-1%	8%	746	12%
Depreciation and amortization	520	4%	4%	1,018	9%
Occupancy	241	-2%	3%	488	4%
Professional fees	344	-4%	11%	704	7%
Other expenses	661	14%	-81%	1,239	-70%
Total operating expenses	$ 8,640	-8%	-17%	$ 18,077	7%
Provision for taxes	$ 1,354	-10%	47%	$ 2,855	171%
Effective Tax Rate				*18.8%*	*-21.1pp*

Expense Highlights

- 2Q21 total operating expenses decreased YoY
  - Non-compensation expenses down 43%, reflecting:
    - Significantly lower net provisions for litigation and regulatory proceedings (net provisions were $226 million in 2Q21, compared with $2.96 billion in 2Q20)
    - Higher transaction based expenses
    - Higher technology expenses
  - Compensation and benefits expenses up 18% (reflecting strong performance)
- 2Q21 YTD effective income tax rate was 18.8%, up from 18.0% for 1Q21, primarily due to a decrease in the impact of tax benefits on the settlement of employee share-based awards in the first half of 2021 compared with the first quarter of 2021

Efficiency Ratio[3]



76.6%
+14.3pp
54.6%
+0.9pp
2Q20 YTD
2Q21 YTD
Excluding Litigation
Impact of Litigation

13

Capital and Balance Sheet

Goldman Sachs

Capital[3,4]

$ in billions	2Q21	1Q21	2Q20
Common Equity Tier 1 (CET1) capital	$ 89.4	$ 85.2	$ 74.7
Standardized RWAs	$ 621	$ 595	$ 563
Standardized CET1 capital ratio	14.4%	14.3%	13.3%
Advanced RWAs	$ 667	$ 630	$ 628
Advanced CET1 capital ratio	13.4%	13.5%	11.9%
Supplementary leverage ratio (SLR)	5.5%[7]	6.5%	6.6%

Selected Balance Sheet Data[4]

$ in billions	2Q21	1Q21	2Q20
Total assets	$ 1,388	$ 1,302	$ 1,142
Deposits	$ 306	$ 286	$ 269
Unsecured long-term borrowings	$ 239	$ 219	$ 223
Shareholders' equity	$ 102	$ 98	$ 90
Average GCLA[3]	$ 329	$ 299	$ 290

Capital and Balance Sheet Highlights

- Standardized CET1 ratio increased QoQ, due to an increase in CET1 capital (reflecting net earnings in excess of share repurchases and dividends) partially offset by higher RWAs
- Advanced CET1 ratio decreased QoQ, reflecting higher credit and market RWAs (driven by increased exposure)
- SLR decreased QoQ, primarily driven by the expiration of the Federal Reserve's temporary amendment[7]
- Returned $1.44 billion of capital to common shareholders during the quarter
  - Repurchased 2.8 million shares for a total cost of $1.00 billion[3] in 2Q21
  - Paid $441 million of capital in common stock dividends
- Increased the quarterly dividend from $1.25 to $2.00 per common share in 3Q21
- The firm's balance sheet increased $86 billion QoQ, reflecting client demand
  - Deposits increased $20 billion QoQ, reflecting an increase across channels, with particular growth in transaction banking, and Unsecured long-term borrowings increased $20 billion QoQ
- BVPS increased 5.6% QoQ, driven by net earnings

Book Value

In millions, except per share amounts	2Q21	1Q21	2Q20
Basic shares[3]	349.9	352.7	355.8
Book value per common share	$ 264.90	$ 250.81	$ 221.55
Tangible book value per common share[1]	$ 251.02	$ 236.90	$ 208.08

14

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2020. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth and inflation trends, (ii) the impact of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity, (iii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios, (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s investment banking transaction backlog, and (viii) the firm’s planned 2021 debt benchmark issuances are forward-looking statements. Statements regarding estimated GDP growth and inflation trends are subject to the risk that actual GDP growth and inflation trends may differ, possibly materially, due to, among other things, changes in general economic conditions. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios, as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog are subject to the risk that transactions may be modified or may not be completed at all and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2021 debt benchmark issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. 15Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2020. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth and inflation trends, (ii) the impact of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity, (iii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios, (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s investment banking transaction backlog, and (viii) the firm’s planned 2021 debt benchmark issuances are forward-looking statements. Statements regarding estimated GDP growth and inflation trends are subject to the risk that actual GDP growth and inflation trends may differ, possibly materially, due to, among other things, changes in general economic conditions. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios, as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog are subject to the risk that transactions may be modified or may not be completed at all and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2021 debt benchmark issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. 15

Footnotes

Goldman Sachs

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

	AVERAGE FOR THE		AS OF		
Unaudited, $ in millions	THREE MONTHS ENDED JUNE 30, 2021	SIX MONTHS ENDED JUNE 30, 2021	JUNE 30, 2021	MARCH 31, 2021	JUNE 30, 2020
Total shareholders' equity	$ 99,294	$ 97,735	$ 101,890	$ 97,664	$ 90,029
Preferred stock	(9,203)	(9,489)	(9,203)	(9,203)	(11,203)
Common shareholders' equity	90,091	88,246	92,687	88,461	78,826
Goodwill	(4,332)	(4,332)	(4,332)	(4,332)	(4,196)
Identifiable intangible assets	(552)	(581)	(523)	(575)	(596)
Tangible common shareholders' equity	$ 85,207	$ 83,333	$ 87,832	$ 83,554	$ 74,034

2. Dealogic – January 1, 2021 through June 30, 2021.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2021: (i) investment banking transaction backlog – see "Results of Operations – Investment Banking" (ii) assets under supervision – see "Results of Operations – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Equity Capital Management and Regulatory Capital – Equity Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about risk-based capital ratios and the supplementary leverage ratio, see Note 20 "Regulation and Capital Adequacy" in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2021.

4. Represents a preliminary estimate for the second quarter of 2021 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2021.

5. Includes consolidated investment entities, substantially all of which are engaged in real estate investment activities. These assets are generally accounted for at historical cost less depreciation. Substantially all liabilities are nonrecourse, thereby reducing the firm's equity at risk. Amounts by vintage, region and asset class are net of financings.

6. Excludes operating net revenues and net gains on sales of consolidated investment entities, as well as revenues reported under Equity Investments for certain positions that are classified as debt (under GAAP) on the firm's balance sheet.

7. Effective April 1, 2021, the Federal Reserve's temporary amendment permitting the exclusion of average holdings of U.S. Treasury securities and average deposits at the Federal Reserve from the calculation of the supplementary leverage ratio expired. The impact of this change was a decrease in the firm's supplementary leverage ratio of approximately 0.8 percentage points.

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